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                                                               Exhibit 8.(B)

                  SECURITIES LENDING AUTHORIZATION AGREEMENT

     Agreement dated the 24th day of May, 1990 between American General Series Portfolio Company ("Client") and State Street Bank and Trust Company, a Massachusetts trust company ("State Street"), setting forth the terms and conditions under which State Street is authorized to act on behalf of the Client with respect to the lending of certain securities of the Client held by State Street as trustee or custodian.

     Certain capitalized terms used in this Agreement are defined in Section 12.

     The Client and State Street, as the parties hereto, hereby agree as follows:

     1. Appointment of State Street. The Client hereby authorizes State Street as its agent to lend Available Securities to Borrowers in accordance with the terms of this Agreement. State Street shall have the responsibility and authority to do or cause to be done all acts State Street shall determine to be desirable, necessary, or appropriate to implement and administer this securities lending program. State Street may take action as agent of the Client on an undisclosed or a disclosed basis.

     2. Securities to be Loaned. State Street acts or will act as custodian of certain securities owned by the Client. All of the Client's securities held by State Street as custodian shall be subject to this securities lending program, except those securities which the Client or the Investment Manager specifically identifies in notices to State Street as not being Available Securities. State Street shall have no authority or responsibility for determining whether any of the Client's securities should be excluded from the lending program.

     3. Borrowers. The Available Securities may be loaned to any Borrower selected by State Street in its sole discretion.


     The Client will promptly notify State Street if at any time

          (a) any potential Borrower which is a broker-dealer registered under the Securities Exchange Act of 1934 (the "1934 Act"), a broker-dealer exempted from registration under Section 15(a)(1) of the 1934 Act as a dealer of exempted Government Securities, or a bank (or any of such potential Borrower's affiliates, as defined in PTE 81-6) has discretionary authority or control with respect to the investment of any Available Securities.

     4.   Securities Lending Agreements.     The Client authorizes State Street
to enter into one or more Securities Lending Agreements with such Borrowers as may be selected by State Street pursuant to Section 3. Each Securities Lending Agreement

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shall have such terms and conditions as State Street may negotiate with the
Borrower.

     5. Loans of Available Securities. State Street shall have authority to make Loans or Available Securities to Borrowers, and to deliver such securities to Borrowers. State Street shall be responsible for determining whether any such Loan shall be made, and for negotiating and establishing the terms of each such Loan. State Street shall have the authority to terminate any Loan in its discretion, at any time and without prior notice to the Client.

     The Client acknowledges that State Street administers securities lending programs for other clients of State Street. State Street will allocate securities lending opportunities among its clients, using reasonable and equitable methods established by State Street from time to time. State Street does not represent or warrant that any amount or percentage of the Client's Available Securities will in fact be loaned to Borrowers.

     The Client also acknowledges that, under the applicable Securities Lending Agreements, Borrowers will not be required to return Loan Securities immediately upon receipt of notice from State Street terminating the applicable Loan, but instead will be required to return such Loaned Securities within such period of time following such notice as is specified in the applicable Securities Lending Agreement. Upon receiving a notice from the Client or the Investment Manager that Available Securities which have been loaned to a Borrower should no longer be considered Available Securities (whether because of the sale of such securities or otherwise), State Street shall use its best efforts to notify promptly thereafter the Borrower which has borrowed such securities that the Loan of such securities is terminated and that such securities are to be returned within the time specified by the applicable Securities Lending Agreement.

6. Distributions on the Voting Rights with Respect to Loaned Securities. The Client represents and warrants that it is beneficial owner of all Available Securities and that it is entitled to receive all distributions made by the issuer with respect to Loaned Securities. Except as provided in the next sentence, all interest, dividends, and other distributions paid with respect to Loaned Securities shall be credited to the Client's account on the date such amounts are delivered by the Borrower to State Street. Any non-cash distribution on Loaned Securities which is in the nature of a stock split or a stock dividend shall be added to the Loan (and shall be considered to constitute Loaned Securities) as of the date such non-cash distribution is received by the Borrower; provided that the Client (or Investment Manager) may, by giving State Street ten (10) Business Days' notice prior to the date of such non-cash distribution, direct State Street to request that the Borrower
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deliver such non-cash distribution to State Street, pursuant to the applicable
Securities Lending Agreement, in which case State Street shall credit such non-cash distribution to the Client's account on the date it is delivered to State Street.

     The Client acknowledges that it will not be entitled to participate in any dividend reinvestment program or to vote with respect to securities that are on loan on the applicable record date for such securities.

     7. Collateral. The Client authorizes State Street to receive and to hold, on the Client's behalf, Collateral from Borrowers to secure the obligations of Borrowers with respect to any loan of securities made on behalf of the Client pursuant to the Securities Lending Agreements. Concurrently with the delivery of the Loaned Securities to the Borrower under any Loan, State Street shall receive from the Borrower Collateral consisting of cash and/or securities issued or guaranteed by the United States government or its agencies. In addition, irrevocable bank letters of credit issued by a person other than the Borrower or an affiliate of the Borrower (within the meaning of PTE 81-6) may be accepted as Collateral, if State Street has determined that it is appropriate to accept such letters of credit as Collateral under the securities lending programs it administers. Such Collateral shall have a Market Value of not less than one hundred percent (100%) of the Market Value of the Loaned Securities. Thereafter, State Street shall take such action as is appropriate with respect to the Collateral under the applicable Securities Lending Agreement.

     8. Compensation for the Client and State Street. To the extent that a Loan is secured by cash Collateral, such Collateral shall be invested by State Street, in its sole discretion, in short-term investment funds maintained by State Street, money market mutual funds, and such other similar investments as State Street may from time to time select. The income generated by such investment shall be allocated among the Borrower, State Street, and the Client, as follows: (a) a portion of such income shall be paid to the Borrower in accordance with the agreement negotiated between the Borrower and State Street;
(b) a portion of such income shall be paid to State Street as compensation for its services in connection with this securities lending program, in accordance with the fee schedule from time to time provided to the Client; and (c) the remainder of such income shall be credited to the Client's account.

     To the extent that a Loan is secured by non-cash Collateral, the Borrower shall be required to pay a loan premium, the amount of which shall be negotiated by State Street. Such loan premium shall be allocated between State Street and the Client as follows: (a) a portion of such loan premium shall be paid to State Street as compensation for its services in connection with this securities lending program, in
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accordance with the fee schedule from time to time provided to the Client; and
(b) the remainder of such loan premium shall be credited to the Client's account.

     9. Recordkeeping and Reports. State Street will establish and maintain such records as are reasonably necessary to account for Loans that are made and the income derived therefrom. On a monthly basis, State Street will provide the Client with a statement describing the Loans made, and the income derived from Loans, during the period covered by such statement. Each party to this Agreement shall comply with the reasonable requests of the other for information necessary to the requester's performance of its duties in connection with this securities lending program.

     10. Standard of Care. So long as and to the extent that State Street acts within reasonable care, State Street shall be kept indemnified by and shall be without liability to the Fund for its performance of its duties under this Agreement. The Fund shall indemnify State Street for any expenses, assessments, claims or liabilities which it may incur in connection with this Agreement, except as may arise from its own negligent action, negligent failure to act or willful misconduct.

     11. Representations and Warranties. Each party hereto represents and warrants that (a) it has the power to execute and deliver this Agreement, to enter into the transactions contemplated hereby, and to perform its obligations hereunder; (b) it has taken all necessary action to authorize such execution, delivery, and performance; (c) this Agreement constitutes a legal, valid, and binding obligation enforceable against it; and (d) the execution, deliver, and performance by it of this Agreement will at all times comply with all applicable laws and regulations.

     The person executing this Agreement on behalf of the Client represents that he or she has the authority to execute this Agreement on behalf of the Client.

     12.  Definitions.  For the purposes hereof:

          (a) "Available Securities" means the securities of the Client that are available for Loans pursuant to Section 2.

          (b) "Borrower" means any of the entities to which Available Securities may be loaned under a Securities Lending Agreement, as described in Section 3.

          (c) "Collateral" means collateral delivered by a Borrower to secure its obligations under a Securities Lending Agreement.

          (d) "Investment Manager", when used in any provision, means the person or entity who has discretionary authority
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     over the investment of the Available Securities to which the provision applies.

          (e)  "Loan" means a loan of Available Securities to a Borrower.

          (f) "Loaned Security" shall mean any "security" (as defined in the 1934 Act) which is delivered as a Loan under a Securities Lending Agreement; provided that, if any new or different security shall be exchanged for any Loaned Security by recapitalization, merger, consolidation, or other corporate action, such new or different security shall, effective upon such exchange, be deemed to become a Loaned Security in substitution for the former Loaned Security for which such exchange was made.

          (g) "Market Value" of a security means the market value of such security (including, in the case of a Loaned Security that is a debt security, the accrued interest on such security) as determined by the independent pricing service designated by State Street, or such other independent sources as may be selected by State Street on a reasonable basis.

          (h) "PTE 81-6" means ERISA Prohibited Transaction Exemption 81-6, 46 Fed. Reg. 7527 (January 23, 1981), amended 52 Fed. Reg. 18754 (May 19,
     1987).

          (i) "Securities Lending Agreement" means the agreement between a Borrower and State Street (on behalf of the Client) that governs Loans, as described in Section 4.

     13. Continuing Agreement; Termination; Remedies. It is the intention of the parties hereto that this Agreement shall constitute a continuing agreement in every respect and shall apply to each and every Loan, whether now existing or hereafter made. The Client and State Street may each at any time terminate this Agreement upon five (5) Business Days' written notice to the other to that effect. The only effects of any such termination of this Agreement will be that (a) following such termination, no further Loans shall be made hereunder by State Street on behalf of the Client, and (b) State Street shall, within a reasonable time after termination of this Agreement, terminate any and all outstanding Loans. The provisions hereof shall continue in full force and effect in all other respects until all Loans have been terminated and all obligations satisfied as herein provided.

     14. Notices. Except as otherwise specifically provided herein, notices under this Agreement may be made orally, in writing, or by any other means mutually acceptable to the parties. If in writing, a notice shall be sufficient if delivered to the party entitled to receive such notices at the following addresses:
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     If to Client:

          [Insert Address.]

     If to State Street:

          State Street Bank and Trust Company
          Master Trust Services
          P.O. Box 1992
          Boston, Massachusetts 02105-1992
          Attention:  Securities Lending Department

or to such other addresses as either party may furnish the other party by written notice under this section.

     Whenever this agreement permits or requires the Client to give notice to, direct, or provide information to State Street, such notice, direction, or information shall be provided to State Street on the Client's behalf by any individual designated for such purpose by the Client in a written notice to State Street. (This Agreement shall be considered such a designation of the person executing the Agreement on the Client's behalf.) After its receipt of such a notice of designation, and until its receipt of a notice revoking such designation, State Street shall be fully protected in relying upon the notices, directions, and information given by such designee.

     15. Miscellaneous. This Agreement supersedes any other agreement between the parties concerning loans of securities by State Street on behalf of the Client. This Agreement shall not be assigned by either party without the prior written consent of the other party. Subject to the foregoing, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, representatives, successors, and assigns. This Agreement shall be governed and construed in accordance with applicable federal law and, to the extent not preempted by such federal law, the laws of the Commonwealth of Massachusetts.

     16. Modification. This Agreement shall not be modified, except by an instrument in writing signed by the party against whom enforcement is sought.



                                        By:      /s/ MARK W. SHARTLE
                                           ------------------------------------
                                           Mark W. Shartle

                                        Title: Senior Vice President - Finance
                                              ---------------------------------


                                        STATE STREET BANK AND
                                             TRUST COMPANY

                                        By:         [ILLEGIBLE]
                                           ------------------------------------